EX.99.CERT

CERTIFICATION

I, Karla M. Rabusch, certify that:

1. I have reviewed this report on Form N-CSR of Wells Fargo Master Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: July 28, 2003

By:	/s/ KARLA M. RABUSCH
Karla M. Rabusch President Wells Fargo Master Trust

EX.99.CERT

CERTIFICATION

I, Stacie D.DeAngelo, certify that:

1. I have reviewed this report on Form N-CSR of Wells Fargo Master Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: July 28, 2003

By:	/s/ STACIE D. DEANGELO
Stacie D. DeAngelo Treasurer Wells Fargo Master Trust